UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2014

UniTek Global Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-34867 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

As described below, lenders under the Company’s Revolving Credit Agreement and Term Credit Agreement (both as defined below) have agreed to forebear from taking action relative to certain existing and future defaults under such agreements and to provide the Company with $5,000,000 of additional funding, the amount of which could increase at the sole discretion of the Last Out Lenders (as defined below). These actions are designed to allow the Company additional time and flexibility to execute on strategic initiatives related to its capital structure.  Through these initiatives, the Company intends to further strengthen its operations, continue to serve its customers with the utmost concern for safety and service, and better capitalize on future business opportunities.

More specifically, on August 13, 2014, the parties to the Revolving Credit Agreement entered into the Second Amendment to the Revolving Credit Agreement (the “Second Amendment”), and the parties to the Term Credit Agreement entered into the Fifth Amendment to the Term Credit Agreement (the “Fifth Amendment”).

The “Term Credit Agreement” means that certain Credit Agreement, dated as of April 15, 2011 (as amended since such date and as in effect on the date immediately prior to the date of the Term Forbearance Agreement), among the Company, the several banks and other financial institutions or entities from time to time parties thereto (the “Term Lenders”), and Cerberus Business Finance, LLC, as administrative agent.  The “Revolving Credit Agreement” means that certain Revolving Credit and Security Agreement, dated as of July 10, 2013 (as amended since such date and as in effect on the date immediately prior to the date of the Revolver Forbearance Agreement, the “Revolving Credit Agreement”), among the Company, certain subsidiaries thereof (collectively with the Company, the “Borrowers”), the several banks and other financial institutions or entities from time to time parties thereto (the “Revolver Lenders”), and Apollo Investment Corporation, as agent (in such capacity, the “Revolver Agent”).

The Second Amendment provides for the addition of certain parties as lenders (the “Last Out Lenders”) under the Revolving Credit Agreement to provide additional borrowing capacity to the Borrowers.  On the effective date of the Second Amendment, the Last Out Lenders committed Last Out Loans (as defined in the Second Amendment) to the Borrowers in the aggregate amount of $5,000,000, and the Last Out Lenders may, in their sole discretion and having made no commitment to do so, make additional incremental loans subsequent to the effective date of the Second Amendment in an aggregate amount (together with such initial loans) up to $25,000,000 (the “Additional ABL Facility”).  The Second Amendment provides the Last Out Lenders with a security interest in that collateral currently securing outstanding obligations under the Revolving Credit Agreement.

The Fifth Amendment provides for amendments to covenants of the Company contained in the Term Credit Agreement to accommodate the Additional ABL Facility.  Specifically, as amended by the Fifth Amendment, the Company is permitted under the Term Credit Agreement to incur additional indebtedness in an aggregate principal amount not to exceed $75,000,000, provided that, the Company and the Subsidiary Guarantors (as defined in the Term Credit Agreement) may incur additional indebtedness pursuant to the Revolving Credit Agreement, subject to the sole discretion of the Last Out Lenders who have made no commitment to do so, of not more than $25,000,000 pursuant to Borrower Revolver Increases (as defined in the Term Credit Agreement) and/or the Last Out Loans (as defined in the Second Amendment).

On August 8, 2014, the Company entered into the following forbearance agreements with the Company’s lenders under its Term Credit Agreement and Revolving Credit Agreement: (i) the Forbearance Agreement, dated as of August 8, 2014 (the “Term Forbearance Agreement”), in respect of the Term Credit Agreement, and (ii) the Forbearance Agreement, dated as of August 8, 2014 (the “Revolver Forbearance Agreement”), executed and delivered in connection with the Revolving Credit Agreement.

The Term Forbearance Agreement describes certain Events of Default (as defined in the Term Credit Agreement) that have occurred or may occur in the future and provides that the parties to the Term Forbearance Agreement have agreed to a standstill period in respect of such Events of Default (collectively, the “Term Loan Known Defaults”).  Such standstill period shall terminate on the earlier of (i) September 15, 2014 (which reflects the triggering of an extension of an earlier date that occurred upon the receipt by the Company of the additional funding provided under the Second Amendment), and (ii) the date on which any of the following shall occur: (A) the occurrence of a Default or an Event of Default that is not a Term Loan Known Default, (B) an amendment or any restructuring of any of the Loan Documents (as defined in the Term Credit Agreement), (C) any Loan Party (as defined in the Term Credit Agreement) shall take any action to challenge (including without limitation, to assert in writing any challenge to) the validity or enforceability of the Term Credit Agreement, the Term Forbearance Agreement or any provision thereof or any other Loan Document (as defined in the Term Credit Agreement), (D) an amendment or any restructuring of any of the ABL Documents (as defined in the Term Credit Agreement) that is not reasonably satisfactory to the Required Lenders (as defined in the Term Credit Agreement), (E) the occurrence of the Forbearance Period Termination Date (as defined in the Revolver Forbearance Agreement), or an amendment, supplement, waiver or other modification of the Revolver Forbearance Agreement that is not reasonably satisfactory to the Required Lenders, (F) the commencement of any enforcement and collection actions against any Loan Party or (G) the agreement or consent of any Loan Party to either of (D) or (F) above, without the prior written consent of the Required Lenders or, in the case of (F) above, the written consent of the Required Lenders within 2 business days after any such commencement.  Pursuant to the Term Forbearance Agreement, the Company shall, on or prior to August 13, 2014, retain a financial advisor on terms acceptable to the Required Lenders to assist the Company.   The Term Forbearance Agreement contains other covenants and restrictions customary to such agreements.

The Revolver Forbearance Agreement describes certain Events of Default (as defined in the Revolving Credit Agreement) that have occurred or may occur in the future and provides that the parties to the Revolver Forbearance Agreement have agreed to a standstill period in respect of such Events of Default.  Such standstill period shall terminate on the earlier of (i) September 15, 2014 (which reflects the same extension described in the preceding paragraph), (ii) events analogous to those in clauses (A)-(G) of the Term Forbearance Agreement, (iii) any payment in cash of interest owed under the Term Credit Agreement; or (iv) a measurement date on which the Company’s Eligible Receivables (as defined in the Revolving Credit Agreement) are less than an established target amount, which is set at $45,000,000 minus the aggregate principal amount of Revolving Advances (as defined in the Revolving Credit Agreement) prepaid by the Borrowers prior to the measurement time. The Revolver Forbearance Agreement contains other covenants and restrictions customary to such agreements, as a well as a requirement to retain a financial advisor as contemplated by the Term Forbearance Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 regarding the Second Amendment and the Fifth Amendment is incorporated in this Item 2.03 by reference.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 22, 2014, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that the Company was not in compliance with certain of the requirements for continued listing on The NASDAQ Global Market, as particularly set forth in NASDAQ Listing Rule 5450(b)(1)(A) (the “Rule”), because the Company reported a stockholders’ deficit of $7,726,000 in its Quarterly Report on Form 10-Q for the quarter ended March 29, 2014. NASDAQ Listing Rule 5450(b)(1)(A), in pertinent part, requires the Company to maintain a minimum of $10,000,000 in stockholders’ equity.

On July 7, 2014, the Company submitted its plan to regain compliance with the Rule.  Thereafter, by letter dated August 12, 2014, the Staff notified the Company that it had determined to delist the Company’s securities from NASDAQ based upon its determination that the Company did not provide a definitive plan to evidence compliance with the Rule.  Accordingly, unless the Company requests an appeal of the Staff’s determination, trading in the Company’s common stock will be suspended effective with the open of business on August 21, 2014, and NASDAQ will take action to formally remove the Company’s securities from listing and registration on NASDAQ by filing a Form 25-NSE with the Securities and Exchange Commission.

The Company is considering an appeal of the Staff’s determination, which appeal must be filed with NASDAQ by no later than August 19, 2014.  If the Company does not pursue an appeal, or if the appeal is unsuccessful, the Company intends to promptly pursue the inclusion of its common stock in an OTC market.

Disclosures About Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the Company’s strategic initiatives and submission of an appeal of NASDAQ’s determination. These statements are subject to uncertainties and risks that could cause actual results or outcomes to differ materially from those described in the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITEK GLOBAL SERVICES, INC.

Date: August 13, 2014	By:	/s/ Andrew J. Herning
Andrew J. Herning
Chief Financial Officer